February 2018

Preliminary Terms No. 262

Registration Statement Nos. 333-221595; 333-221595-01

Dated February 13, 2018

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

The Buffered PLUS offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the Buffered PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, you will receive for each Buffered PLUS that you hold an amount in cash based on the performance of an unequally weighted basket of eight commodity indices that will be calculated based on two measures of the performance of the basket: (i) the leveraged upside return and (ii) the buffered downside return. The leveraged upside return reflects leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS. The buffered downside return reflects any depreciation in the basket return (determined based not on the average basket closing value but solely on the basket closing value on the final averaging date, as compared to the initial basket value) by more than the buffer amount of 20% times the downside factor of 1.25.

Payment at maturity scenarios: (A) If the average basket closing value and the final basket closing value are both greater than or equal to the initial basket value, you will receive a return at maturity that reflects the leveraged upside return. (B) If the average basket closing value and the final basket closing value are both equal to or less than the initial basket value, you will receive a return at maturity that reflects the buffered downside return, and you may lose some or all of your investment. (C) If the average basket closing value is greater than or equal to the initial basket value but the final basket value is equal to or less than the initial basket value, the leveraged upside return and buffered downside return will be set off against each other, and you will lose some or all of your investment at maturity to the extent of the decline in the buffered downside return, as offset by the positive leveraged upside return. This set-off of the two returns will also mean that if the positive leveraged upside return more than fully offsets the decline in the buffered downside return, you will not suffer a loss on your investment at maturity, but your gain on the Buffered PLUS will be less than the positive leveraged upside return, as this return will have been set off and reduced by the negative buffered downside return. (D) If the average basket closing value is equal to or less than the initial basket value but the final basket closing value is greater than or equal to the initial basket value, the payment at maturity will equal the stated principal amount regardless of any appreciation of the final basket closing value above the initial basket value. Therefore, an investment in the Buffered PLUS will be exposed on the upside to any appreciation as reflected in the leveraged upside return, as reduced by any negative buffered downside return (which reduction can result in a loss even if the leveraged upside return is positive), and will be exposed on the downside to any negative buffered downside return subject to the set-off of the two returns described above.

There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the performance of a basket of eight commodity indices and who are willing to lose some or all of their principal if the final basket closing value is below the initial basket value by more than the buffer amount of 20%, subject to the set-off of the two returns described above. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered PLUS differ from the PLUS described in the accompanying prospectus supplement for PLUS in that the leveraged upside return, which reflects leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, will be set off against against the buffered downside return.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per Buffered PLUS
Stated principal amount:	$1,000 per Buffered PLUS
Pricing date:	February , 2018
Original issue date:	February , 2018 (3 business days after the pricing date)
Maturity date:	February , 2022
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol*	Weighting	Initial basket component value
	S&P GSCI™ Gold Index - Excess Return (the “SPGCGCP Index”)	SPGCGCP	15%
	S&P GSCI™ Silver Index - Excess Return (the “SPGCSIP Index”)	SPGCSIP	15%
	S&P GSCI™ Soybeans Index - Excess Return (the “SPGCSOP Index”)	SPGCSOP	12%
	S&P GSCI™ Wheat Index - Excess Return (the “SPGCWHP Index”)	SPGCWHP	12%
	S&P GSCI™ Sugar Index - Excess Return (the “SPGCSBP Index”)	SPGCSBP	12%
	S&P GSCI™ Corn Index - Excess Return (the “SPGCCNP Index”)	SPGCCNP	12%
	S&P GSCI™ Copper Index - Excess Return (the “SPGCICP Index”)	SPGCICP	11%
	S&P GSCI™ Aluminum Index - Excess Return (the “SPGCIAP Index”)	SPGCIAP	11%

We refer to each of the SPGCGCP Index, the SPGCSIP Index, the SPGCSOP Index, the SPGCWHP Index, the SPGCSBP Index, the SPGCCNP Index, the SPGCICP Index and the SPGCIAP Index as an underlying commodity index and, together, as the basket components.

* Bloomberg ticker symbols are being provided for reference purposes only. Each initial basket component value and basket component closing value will be determined based on the official settlement price published by the applicable underlying commodity index publisher.

Payment at maturity:

$1,000 × (1 + leveraged upside return + buffered downside return)

You will lose some or all of your stated principal amount at maturity if the leveraged upside return is not sufficient to fully offset any negative buffered downside return. Please see the hypothetical examples illustrating the payment at maturity in “Hypothetical Payout on the Buffered PLUS at Maturity” beginning on page 5.

Leveraged upside return:	average basket return x leverage factor; provided that the leveraged upside return will not be less than 0%.
Buffered downside return:

(basket return + buffer amount) × downside leverage factor;

provided that the buffered downside return will not be greater than 0%.

Because the buffered downside return is capped at 0%, the buffered downside return will not provide any positive contribution toward the return on the Buffered PLUS.

Leverage factor:	210% to 225%. The actual leverage factor will be determined on the pricing date.
Buffer amount:	20%
Downside factor:	1.25
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered PLUS.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”) , an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information concerning plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $977.00 per Buffered PLUS, or within $30.00 of that estimate. See “Investment Summary” on page 3.
	Terms continued on the following page
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)	The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information concerning plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)	See “Use of proceeds and hedging” on page 30.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement for PLUS dated November 16, 2017        Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Terms continued from previous page:
Initial basket component value:	With respect to each basket component, the official settlement price of such basket component on the pricing date, subject to adjustment for each basket component individually in the event of a market disruption event or a non-index business day.
Basket component closing value:	With respect to each basket component, on any averaging date, the official settlement price of such basket component on such date, subject to adjustment for each basket component individually in the event of a market disruption event or a non-index business day.
Basket component return:	With respect to each basket component, on any averaging date, (basket component closing value – initial basket component value) / initial basket component value
Initial basket value:	Set equal to 100 on the pricing date
Basket closing value:

On each averaging date, the basket closing value will be calculated as follows:

100 × [1 + (SPGCGCP return × 15%) + (SPGCSIP return × 15%) + (SPGCSOP return × 12%) + (SPGCWHP return × 12%) + (SPGCSBP return × 12%) + (SPGCCNP return × 12%) + (SPGCICP return × 11%) + (SPGCIAP return × 11%)]

Each of the returns set forth in the formula above refers to the basket component return with respect to the relevant basket component.

Final basket closing value:	The basket closing value on the final averaging date.
Average basket closing value:	The arithmetic average of the basket closing values on the averaging dates, as calculated by the calculation agent on the final averaging date.
Basket return:	(final basket closing value – initial basket value) / initial basket value
Average basket return:	(average basket closing value – initial basket value) / initial basket value
Averaging dates:	Quarterly, as set forth below. We also refer to February 14, 2022 as the final averaging date. The averaging dates are subject to postponement for non-index business days and certain market disruption events.

Averaging Date #	Averaging Date	Averaging Date #	Averaging Date
1	May 14, 2018	9	May 13, 2020
2	August 13, 2018	10	August 13, 2020
3	November 13, 2018	11	November 13, 2020
4	February 13, 2019	12	February 16, 2021
5	May 13, 2019	13	May 13, 2021
6	August 13, 2019	14	August 13, 2021
7	November 13, 2019	15	November 15, 2021
8	February 13, 2020	16	February 14, 2022 (final averaging date)

Interest:	None
CUSIP / ISIN:	61766YCG4 / US61766YCG44
Listing:	The Buffered PLUS will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022 (the “Buffered PLUS”) can be used:

▪	To gain access to the basket components and provide diversification of underlying asset class exposure

▪	As an alternative to direct exposure to the basket components that may enhance returns for positive performance of the basket, as reflected in the average basket return, depending also on the basket closing value on the final averaging date

▪	To enhance returns and potentially outperform the basket in the scenarios described in this document, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a limited buffer against a specified level of negative performance of the basket as of the final averaging date

Maturity:	4 years
Leverage factor:	210% to 225% (applicable only if the average basket return is greater than 0.00%). The leverage factor is used to calculate the leveraged upside return, which will be set off against the buffered downside return.
Buffer amount:	20%
Downside factor:	1.25
Maximum payment at maturity:	None
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered PLUS.
Interest:	None

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $977.00, or within $30.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time.

February 2018	Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer exposure to an unequally-weighted basket of eight commodity indices. An investment in the Buffered PLUS will be exposed on the upside to any appreciation as reflected in the leveraged upside return, as reduced by any negative buffered downside return (which reduction can result in a loss even if the leveraged upside return is positive), and will be exposed on the downside to any negative buffered downside return subject to the set-off of the two returns described below. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. The Buffered PLUS are unsecured obligations of ours, and all payments on the Buffered PLUS are subject to our credit risk.

Access	The Buffered PLUS offer exposure to an unequally-weighted basket composed of eight commodity indices, allowing for diversification of underlying asset class exposure from traditional fixed income/U.S. equity investments.
Payment at maturity scenario A: The average basket closing value and the final basket closing value are both greater than or equal to the initial basket value:	You will receive a return at maturity that reflects the leveraged upside return. There is no limitation on the appreciation potential.
Payment at maturity scenario B: The average basket closing value and the final basket closing value are both equal to or less than the initial basket value:	You will receive a return at maturity that reflects the negative buffered downside return, and you may lose some or all of your investment.
Payment at maturity scenario C: The average basket closing value is greater than or equal to the initial basket value, but the final basket value is equal to or less than the initial basket value:	The leveraged upside return and buffered downside return will be set off against each other, and you will lose some or all of your investment at maturity to the extent of the decline in the buffered downside return, as offset by the positive leveraged upside return. This set-off of the two returns will also mean that if the positive leveraged upside return more than fully offsets the decline in the buffered downside return, you will not suffer a loss on your investment at maturity, but your gain on the Buffered PLUS will be less than the positive leveraged upside return, as this return will have been set off and reduced by the negative buffered downside return.
Payment at maturity scenario D: The average basket closing value is equal to or less than the initial basket value, but the final basket closing value is greater than or equal to the initial basket value:	The payment at maturity will equal the stated principal amount regardless of any appreciation of the final basket closing value above the initial basket value.

February 2018	Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

The following tables and examples illustrate the hypothetical payment at maturity on the Buffered PLUS, assuming a range of performances for the basket, as measured on each of the quarterly averaging dates (including the final averaging date). The hypothetical returns set forth below assume a hypothetical leverage factor of 217.50% (the midpoint of the range set forth on the cover of this document) and reflect the initial basket value of 100, the buffer amount of 20% and the downside factor of 1.25. The actual leverage factor will be determined on the pricing date. The hypothetical total returns set forth below are for illustrative purposes only.

SCENARIO A: The average basket closing value and the final basket closing value are both greater than or equal to the initial basket value.

If each of the average basket closing value and the final basket closing value are greater than or equal to the initial basket value, the leveraged upside return will reflect the average basket return (which, in turn, will reflect the performance of the basket from the initial basket value to the average basket closing value based on the arithmetic average of the basket closing values on each of the averaging dates) times the leverage factor, and the buffered downside return will be equal to 0%, regardless of any appreciation of the final basket closing value above the initial basket value, because the buffered downside return is capped at 0%. In such a case, the return on the Buffered PLUS will reflect the leveraged upside return. The following table and example illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

Average Basket Closing Value	Average Basket Return	Leveraged Upside Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
180	80.00%	174.000%	0.00%	$2,740.00	174.000%
170	70.00%	152.250%	0.00%	$2,522.50	152.250%
160	60.00%	130.500%	0.00%	$2,305.00	130.500%
150	50.00%	108.750%	0.00%	$2,087.50	108.750%
140	40.00%	87.000%	0.00%	$1,870.00	87.000%
130	30.00%	65.250%	0.00%	$1,652.50	65.250%
120	20.00%	43.500%	0.00%	$1,435.00	43.500%
115	15.00%	32.625%	0.00%	$1,326.25	32.625%
110	10.00%	21.750%	0.00%	$1,217.50	21.750%
105	5.00%	10.875%	0.00%	$1,108.75	10.875%
100	0.00%	0.000%	0.00%	$1,000.00	0.000%

The following example illustrates how the payment at maturity is calculated.

Example 1 (indicated by the row highlighted gray in the table above): The value of the basket increases from the initial basket value of 100 to an average basket closing value of 105. Because the average basket closing value of 105 is greater than the initial basket value, the average basket return is 5%, resulting in a leveraged upside return of 10.875% when multiplied by the hypothetical leverage factor of 217.50%. Because the final basket closing value is greater than or equal to the initial basket value, the buffered downside return is 0%. Accordingly, the investor receives a payment at maturity of $1,108.75 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 10.875% + 0%) = $1,108.75

February 2018	Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

SCENARIO B: The average basket closing value and the final basket closing value are both equal to or less than the initial basket value.

If each of the average basket closing value and the final basket closing value are equal to or less than the initial basket value, the leveraged upside return will be equal to 0%, regardless of any depreciation of the average basket closing value below the initial basket value, because the leveraged upside return is floored at 0%, and the buffered downside return will reflect any depreciation of the final basket closing value below the initial basket value by more than the buffer amount, multiplied by the downside factor. In such a case, the return on the Buffered PLUS will reflect the buffered downside return, and investors will lose some or all of their investment if the buffered downside return is negative, meaning that the final basket closing value has declined from the initial basket value by an amount greater than the 20% buffer amount. The following table and examples illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

Final Basket Closing Value	Basket Return	Leveraged Upside Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
100	0.00%	0.00%	0.00%	$1,000.00	0.000%
95	-5.00%	0.00%	0.00%	$1,000.00	0.000%
90	-10.00%	0.00%	0.00%	$1,000.00	0.000%
85	-15.00%	0.00%	0.00%	$1,000.00	0.000%
80	-20.00%	0.00%	0.00%	$1,000.00	0.000%
70	-30.00%	0.00%	-12.50%	$875.00	-12.500%
60	-40.00%	0.00%	-25.00%	$750.00	-25.000%
50	-50.00%	0.00%	-37.50%	$625.00	-37.500%
40	-60.00%	0.00%	-50.00%	$500.00	-50.000%
30	-70.00%	0.00%	-62.50%	$375.00	-62.500%
20	-80.00%	0.00%	-75.00%	$250.00	-75.000%
10	-90.00%	0.00%	-87.50%	$125.00	-87.500%
0	-100.00%	0.00%	-100.00%	$0.00	-100.000%

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The value of the basket decreases from the initial basket value of 100 to a final basket closing value of 85. Because the average basket closing value is equal to or less than the initial basket value, the leveraged upside return is 0%. Because the final basket closing value of 85 is less than the initial basket value of 100 by an amount less than or equal to the buffer amount of 20%, the basket return and the buffered downside return are both equal to 0%. Accordingly, the investor receives a payment at maturity of $1,000 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 0% + 0%) = $1,000

Example 2: The value of the basket decreases from the initial basket value of 100 to a final basket closing value of 50. Because the average basket closing value is equal to or less than the initial basket value, the leveraged upside return is 0%. Because the final basket closing value of 50 is less than the initial basket value of 100 by an amount greater than the buffer amount of 20% and the basket return is -50%, the buffered downside return is equal to -37.50%. Accordingly, the investor receives a payment at maturity of $625.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 0% + -37.50%) = $625.00

February 2018	Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

SCENARIO C: The average basket closing value is greater than or equal to the initial basket value, but the final basket value is equal to or less than the initial basket value.

If the average basket closing value is greater than or equal to the initial basket closing value, the leveraged upside return will reflect the average basket return (which, in turn, will reflect the performance of the bakset from the initial basket value to the average basket closing value based on the arithmetic average of the basket closing values on each of the averaging dates) times the leverage factor. If the final basket closing value is equal to or less than the initial basket value, the buffered downside return will reflect any depreciation of the final basket closing value below the initial basket value by more than the buffer amount, multiplied by the downside factor. Accordingly, under these circumstances, the leveraged upside return and the buffered downside return will be set off against each other. In this case, the investor will lose some or all of their principal amount at maturity if the leveraged upside return is not sufficient to fully offset any negative buffered downside return. Even if the positive leveraged upside return fully offsets the negative buffered downside return, the effect of the negative buffered downside return will be to partially or fully offset the upside return from the positive leveraged upside return. The following table and examples illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

Average Basket Closing Value	Average Basket Return	Leveraged Upside Return	Final Basket Closing Value	Basket Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
150	50.00%	108.750%	100	0.00%	0.00%	$2,087.50	108.750%
150	50.00%	108.750%	95	-5.00%	0.00%	$2,087.50	108.750%
150	50.00%	108.750%	90	-10.00%	0.00%	$2,087.50	108.750%
150	50.00%	108.750%	75	-25.00%	-6.25%	$2,025.00	102.500%
150	50.00%	108.750%	50	-50.00%	-37.50%	$1,712.50	71.250%
150	50.00%	108.750%	0	-100.00%	-100.00%	$1,087.50	8.750%
120	20.00%	43.500%	100	0.00%	0.00%	$1,435.00	43.500%
120	20.00%	43.500%	95	-5.00%	0.00%	$1,435.00	43.500%
120	20.00%	43.500%	90	-10.00%	0.00%	$1,435.00	43.500%
120	20.00%	43.500%	75	-25.00%	-6.25%	$1,372.50	37.250%
120	20.00%	43.500%	50	-50.00%	-37.50%	$1,060.00	6.000%
120	20.00%	43.500%	0	-100.00%	-100.00%	$435.00	-56.500%
110	10.00%	21.750%	100	0.00%	0.00%	$1,217.50	21.750%
110	10.00%	21.750%	95	-5.00%	0.00%	$1,217.50	21.750%
110	10.00%	21.750%	90	-10.00%	0.00%	$1,217.50	21.750%
110	10.00%	21.750%	75	-25.00%	-6.25%	$1,155.00	15.500%
110	10.00%	21.750%	50	-50.00%	-37.50%	$842.50	-15.750%
110	10.00%	21.750%	0	-100.00%	-100.00%	$217.50	-78.250%
105	5.00%	10.875%	100	0.00%	0.00%	$1,108.75	10.875%
105	5.00%	10.875%	95	-5.00%	0.00%	$1,108.75	10.875%
105	5.00%	10.875%	90	-10.00%	0.00%	$1,108.75	10.875%
105	5.00%	10.875%	75	-25.00%	-6.25%	$953.75	4.625%
105	5.00%	10.875%	50	-50.00%	-37.50%	$733.75	-26.625%
105	5.00%	10.875%	0	-100.00%	-100.00%	$108.75	-89.125%
100	0.00%	0.000%	100	0.00%	0.00%	$1,000.00	0.000%
100	0.00%	0.000%	95	-5.00%	0.00%	$1,000.00	0.000%
100	0.00%	0.000%	90	-10.00%	0.00%	$1,000.00	0.000%
100	0.00%	0.000%	75	-25.00%	-6.25%	$937.50	-6.250%
100	0.00%	0.000%	50	-50.00%	-37.50%	$625.00	-37.500%
100	0.00%	0.000%	0	-100.00%	-100.00%	$0.00	-100.000%

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 120, but ultimately decreases from the initial basket value of 100 to final basket closing value of 95. Because the average basket closing value of 120 is greater than the initial basket closing value of 100, the average basket return is equal to 20%, resulting in an leveraged upside return of 43.50% when multiplied by the hypothetical leverage factor of 217.50%. Because the final basket closing value of 95 is less than the initial basket value of 100 by an amount less than or equal to the buffer amount of 20%, the basket return is -5.00% and the buffered downside return is 0%. Accordingly, the investor receives a payment at maturity of $1,435.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 43.50% + 0%) = $1,435.00

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Example 2: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 110, but ultimately decreases from the initial basket value of 100 to a final basket closing value of 75. Because the average basket closing value of 110 is greater than the initial basket closing value of 100, the average basket return is equal to 10%, resulting in an leveraged upside return of 21.75% when multiplied by the hypothetical leverage factor of 217.50%. Because the final basket closing value of 75 is less than the initial basket value of 100 by an amount greater than the buffer amount of 20% and the basket return is -25.00%, the buffered downside return is equal to -6.25%. Accordingly, the investor receives a payment at maturity of $1,155.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 21.75% + -6.25%) = $1,155.00

In this example, the negative buffered downside return partially offsets the positive leveraged upside return, reducing the upside return based on the leveraged upside return.

Example 3: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 105, but ultimately decreases from the initial basket value of 100 to a final basket closing value of 50. Because the average basket closing value of 105 is greater than the initial basket closing value of 100, the average basket return is equal to 5%, resulting in an leveraged upside return of 10.875% when multiplied by the hypothetical leverage factor of 217.50%. Because the final basket closing value of 50 is less than the initial basket value of 100 by an amount greater than the buffer amount of 20% and the share return is -50.00%, the buffered downside return is equal to -37.50%. Accordingly, the investor receives a payment at maturity of $733.75 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 10.875% + -37.50%) = $733.75

In this example, the negative buffered downside return more than fully offsets the positive leveraged upside return, resulting in a significant loss of principal.

SCENARIO D: The average basket closing value is equal to or less than the initial basket value, but the final basket closing value is greater than or equal to the initial basket value.

If the average basket closing value is equal to or less than the initial basket value, the upside leveraged return will be equal to 0%, regardless of any depreciation of the average basket closing value below the initial basket value, because the upside leveraged return is floored at 0%. If the final basket closing value is greater than or equal to the initial basket value, the buffered downside return will be equal to 0%, regardless of any appreciation of the final basket closing value above the initial basket value, because the buffered downside return is capped at 0%.

Accordingly, under these circumstances, the investor receives a payment at maturity of $1,000 per $1,000 principal amount of Buffered PLUS, and does not benefit in any appreciation in the final basket closing value as compared to the initial basket value. The payment at maturity is calculated as follows:

$1,000 × (1 + 0% + 0%) = $1,000

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest or guarantee the return of any of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of Buffered PLUS that you hold an amount in cash based on two measures of the performance of the basket: (i) the leveraged upside return and (ii) the buffered downside return. The leveraged upside return reflects leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS. The buffered downside return reflects any depreciation in the basket return (determined based not on the average basket closing value but solely on the basket closing value on the final averaging date) by more than the buffer amount, times the downside factor. If the final basket closing value is less than the initial basket value, you will be exposed to any depreciation of the basket in excess of the buffer amount times the downside factor, unless the leveraged upside return is sufficiently positive to fully offset the negative buffered downside return. In this circumstance, for every 1% that the final basket closing value is less than the initial basket value by more than 20%, the buffered downside return will decline by 1.25%, which will offset against any positive leveraged upside return (if the average basket return is positive) and will reduce the return on the Buffered PLUS in all cases. There is no minimum payment at maturity on the Buffered PLUS. If the final basket closing value is less than the initial basket value by an amount greater than the buffer amount of 20%, the buffered downside return will be negative. Under these circumstances, you will lose some or all of your entire initial investment in the Buffered PLUS if the leveraged upside return is not sufficient to fully offset the negative buffered downside return. See “Hypothetical Payouts on the Buffered PLUS at Maturity” beginning on page 5.

▪	Any positive upside return from the leveraged upside return may be moderated or fully or more than fully offset by any negative buffered downside return. The payment at maturity on the Buffered PLUS will be reduced by any negative buffered downside return, which reflects any depreciation of the basket in excess of the buffer amount from the initial basket value to the final basket closing value, which is equal to the basket closing value on the final averaging date. This will be true even if the basket appreciates from the initial basket value to the average basket closing value, which will be the arithmetic average of the basket closing values on each of the quarterly averaging dates. Therefore, in calculating the payment at maturity, any positive leveraged upside return may be moderated, or fully or more than fully offset, by any negative buffered downside return. Even if the positive leveraged upside return fully offsets the negative buffered downside return, the effect of the negative buffered downside return will be to partially or fully offset the upside return from the positive leveraged upside return.

▪	With respect to the calculation of the buffered downside return, you will not benefit from any appreciation in the basket, or any depreciation of the basket in an amount less than the buffer amount, based solely on the final basket closing value. Even if the final basket closing value is greater than the initial basket value or is less than the initial basket value by an amount less than or equal to the buffer amount, the buffered downside return will not be greater than 0%. Accordingly, the buffered downside return will not provide any positive contribution toward the return on the Buffered PLUS at maturity. The upside return on the Buffered PLUS will reflect only any positive leveraged upside return, as reduced by any negative buffered downside return.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which we or certain of our affiliates, including Morgan Stanley & Co. LLC (“MS & Co.”), may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value of each of the basket components at any time and, in particular, on the averaging dates, the volatility (frequency and magnitude of changes in value) of each of the basket components, interest and yield rates in the market, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or commodities markets in general and which may affect the basket component closing values, trends of supply and demand for the basket components, as well as the effects of speculation or any government activity that could affect the commodities markets, the time remaining until the Buffered PLUS mature and any actual or anticipated changes in our credit ratings or credit spreads. In addition, the

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commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention. As a result, the market value of the Buffered PLUS will vary and may be less than the original issue price at any time prior to maturity and sale of the Buffered PLUS prior to maturity may result in a loss.

▪	The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose a significant portion of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable at maturity, if any, is based in part on the arithmetic average of the basket closing values on each of the quarterly averaging dates and, therefore, the payment at maturity may be less than if it were based solely on the basket closing value on the final averaging date. The amount payable at maturity, if any, will be calculated by reference to both the average basket return, which reflects any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS, and the buffered downside return, which reflects any depreciation in the basket return (determined based on the basket closing value on the final averaging date, as compared to the initial basket value) by more than the buffer amount of 20% times the downside factor of 1.25. Therefore, in calculating the average basket return, positive performance of the basket as of some averaging dates may be moderated, or wholly offset, by lesser or negative performance as of other averaging dates. Similarly, the average basket return, calculated based on the basket closing values on each of the quarterly averaging dates, may be less than the basket closing value on the final averaging date and, as a result, the payment at maturity you receive may be less than if it were based solely on the basket closing value on the final averaging date for both upside and downside exposure to the basket. Additionally, any declines in the basket closing values prior to or on the final averaging date will reduce the buffered downside return, which can partially, fully or more than fully offset any increases in the basket closing values as of the other averaging dates, potentially resulting in a loss even if the average basket return is positive.

▪	Changes in the value of one or more of the basket components may offset each other. Movements in the value of the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket closing value for each averaging date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

▪	The basket components are not equally weighted. The Buffered PLUS are linked to a basket of eight basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in two of the basket components as of an averaging date could therefore have different effects on the basket closing value for such averaging date because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting as of an averaging date will have a greater impact on the basket closing value for such averaging date than a 5% increase in the value of the basket component with the lesser weighting.

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▪	Specific commodity prices are volatile and are affected by numerous factors specific to each market. Investments, such as the Buffered PLUS, linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. For special risks related each basket component, please see below:

o	The Buffered PLUS are linked to the S&P GSCI™ Gold Index - Excess Return and are subject to risks relating to gold. The S&P GSCI™ Gold Index - Excess Return is composed entirely of gold futures contracts included in the S&P GSCI™-ER. The commodity markets, including the gold markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs and short-term changes in supply and demand because of trading activities in the gold market.

o	The Buffered PLUS are linked to the S&P GSCI™ Silver Index - Excess Return and are subject to risks relating to silver. The S&P GSCI™ Silver Index - Excess Return is composed entirely of silver futures contracts included in the S&P GSCI™-ER. The commodity markets, including the silver markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru, Australia and Canada. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, coins and medals, photography and silverware.

o	The Buffered PLUS are linked to the S&P GSCI™ Soybeans Index - Excess Return and are subject to risks relating to soybeans. The S&P GSCI™ Soybeans Index–Excess Return is composed of CBOT soybean futures contracts included in the S&P GSCI™–ER. Factors relating to the value of the soybean futures contracts and the underlying price of soybeans will affect the level of the soybean index. Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture and trade specifically, and trade, fiscal and monetary issues, more generally. Soybean prices are also affected by extrinsic factors such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals. Soy biodiesel, animal agriculture, vegetable oil, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions and the price of fuel, seeds and fertilizers. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

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o	The Buffered PLUS are linked to the S&P GSCI™ Wheat Index - Excess Return and are subject to risks relating to wheat. The S&P GSCI™ Wheat Index–Excess Return is composed of CBOT wheat futures contracts included in the S&P GSCI™–ER. Factors relating to the value of the wheat futures contracts and the underlying price of wheat will affect the level of the wheat index. Wheat is a grain commodity and grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, including grains, and energy specifically and fiscal and monetary issues, more generally. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation. Extrinsic factors also affect grain prices such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals. Substitution of other commodities for grain could also impact the price of grain. In addition, changes to the terms of the wheat futures contracts may affect the level of the wheat index and there have been recent reports that these futures contract may be modified in an attempt to narrow the observed divergence between the value of the futures contract nearing expiration and the then-current spot cash price for wheat at that time. Any changes to the terms of the wheat futures contract could have a negative effect on the value of the wheat index.

o	The Buffered PLUS are linked to the S&P GSCI™ Sugar Index - Excess Return and are subject to risks relating to sugar. The S&P GSCI™ Sugar Index - Excess Return is composed entirely of sugar futures contracts included in the S&P GSCI™-ER. The commodity markets, including the sugar markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

o	The Buffered PLUS are linked to the S&P GSCI™ Corn Index - Excess Return and are subject to risks relating to corn. The S&P GSCI™ Corn Index - Excess Return is composed entirely of corn futures contracts included in the S&P GSCI™-ER. The commodity markets, including the corn markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for corn are primarily affected by the global demand for and supply of corn, but are also significantly influenced by speculative actions and by currency exchange rates. Corn is primarily used as a livestock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of corn. Extrinsic factors also affect corn prices such as weather, disease and natural disasters.

o	The Buffered PLUS are linked to the S&P GSCI™ Copper Index - Excess Return and are subject to risks relating to copper. The S&P GSCI™ Copper Index - Excess Return is composed entirely of copper futures contracts included in the S&P GSCI™-ER. The commodity markets, including the copper markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which

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are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. The main sources of copper are mines in Latin America and Eastern Europe and copper is refined mainly in Latin America, Australia and Asia. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

o	The Buffered PLUS are linked to the S&P GSCI™ Aluminum Index - Excess Return and are subject to risks relating to aluminum. The S&P GSCI™ Aluminum Index - Excess Return is composed entirely of aluminum futures contracts included in the S&P GSCI™-ER. The commodity markets, including the aluminum markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of aluminum is widely spread around the world, with the main sources in North America, Europe and China, and the principal factor dictating the smelting of aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems, labor strikes and shortages of power and raw materials.

▪	The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges. The S&P GSCI™-ER, from which the underlying commodity indices are derived, was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). At present, the S&P GSCI™-ER continues to be composed exclusively of regulated futures contracts. However, the S&P GSCI™-ER may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the indices may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

▪	Higher future prices of an index commodity relative to its current prices may adversely affect the value of the relevant underlying commodity index and the value of the Buffered PLUS. The S&P GSCITM–ER, from which the underlying commodity indices are derived, is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts that compose the S&P GSCI™-ER approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in September may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the S&P GSCI™-ER have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover certain of the commodities included in the index have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the commodity markets generally results in negative “roll yields,” which could adversely affect the value of any of the underlying commodity indices, and, accordingly, the value of the Buffered PLUS.

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▪	Suspensions or disruptions of market trading in commodity and related futures markets may adversely affect the price of the Buffered PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect some of the basket components and, therefore, the value of the Buffered PLUS.

▪	An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities. The Buffered PLUS have returns based on the change in price of futures contracts included in the basket components, not the change in the spot prices of actual physical commodities to which such futures contracts relate. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity. While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact. In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time. Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

▪	Adjustments to the underlying commodity indices could adversely affect the value of the Buffered PLUS. The publisher of each underlying commodity index may add, delete or substitute the commodity contracts constituting such underlying commodity index or make other methodological changes that could change the value of such underlying commodity index. An underlying commodity index publisher may discontinue or suspend calculation or publication of the relevant underlying commodity index at any time. Any of these actions could adversely affect the value of the Buffered PLUS. Where an underlying commodity index is discontinued, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Investing in the Buffered PLUS is not equivalent to investing directly in the basket components. Investing in the Buffered PLUS is not equivalent to investing directly in any of the basket components or in the futures contracts that underlie the basket components. By purchasing the Buffered PLUS, you do not purchase any entitlement to any futures contract that underlies any of the basket components. Further, by purchasing the Buffered PLUS, you are taking credit risk of Morgan Stanley and not to any counter-party to any futures contract that underlies any of the basket components.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

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Principal at Risk Securities

▪	The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, Morgan Stanley Capital Group Inc. (“MSCG”) will determine the initial basket component value for each basket component, the basket component closing value and basket component return for each basket component on each averaging date, the basket closing value on each averaging date, the final basket closing value, the average basket closing value, the basket return, the average basket return, the leveraged upside return, the buffered downside return and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MSCG in its capacity as calculation agent may require it to exercise discretion and make subjective judgments,such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or the calculation of the final basket closing value and average basket closing value in the event of a discontinuance of any basket component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date,” “—Alternate Exchange Calculation in case of an Event of Default,” “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” and related definitions in the accompanying prospectus supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪	Legal and regulatory changes could adversely affect the return on and value of the Buffered PLUS. Futures contracts and options on futures contracts, including those related to the basket components, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the Buffered PLUS of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the Buffered PLUS.

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For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the Buffered PLUS.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components), including trading in swaps or futures contracts on the basket components and on the commodities that underlie the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. Some of our affiliates also trade in financial instruments related to the basket components, futures contracts on the basket components and other financial instruments related to the basket components or the prices of the commodities or contracts that underlie the basket components on a regular basis as part of their general commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values and, therefore, could increase the levels at which the basket components must close on the averaging dates, including the final averaging date, so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the averaging dates, could adversely affect the prices of the basket components on the averaging dates, including the final averaging date, and, accordingly, the amount of cash you will receive at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is significant uncertainty regarding the consequences to a holder of the Buffered PLUS if the payment at maturity becomes subject to a minimum level that equals or exceeds the issue price, prior to the final valuation date. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying prospectus supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Buffered PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose

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an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the consequences of an Early Fixing Event, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket consists of the S&P GSCI™ Gold Index - Excess Return (the “SPGCGCP Index”), the S&P GSCI™ Silver Index - Excess Return (the “SPGCSIP Index”), the S&P GSCI™ Soybeans Index - Excess Return (the “SPGCSOP Index”), the S&P GSCI™ Wheat Index - Excess Return (the “SPGCWHP Index”), the S&P GSCI™ Sugar Index - Excess Return (the “SPGCSBP Index”), the S&P GSCI™ Corn Index - Excess Return (the “SPGCCNP Index”), the S&P GSCI™ Copper Index - Excess Return (the “SPGCICP Index”) and the S&P GSCI™ Aluminum Index - Excess Return (the “SPGCIAP Index”) and offers exposure to price movements in world commodities markets.

S&P GSCI™ Gold Index - Excess Return. The S&P GSCI™ Gold Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of gold futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Gold Index - Excess Return provides investors with a publicly available benchmark for investment performance in the gold markets. The S&P GSCI™ Gold Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Gold Index - Excess Return, are the designated gold futures contracts).

S&P GSCI™ Silver Index - Excess Return. The S&P GSCI™ Silver Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of silver futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Silver Index - Excess Return provides investors with a publicly available benchmark for investment performance in the silver markets. The S&P GSCI™ Silver Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Silver Index - Excess Return, are the designated silver futures contracts).

S&P GSCI™ Soybeans Index - Excess Return. The S&P GSCI™ Soybeans Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed of CBOT soybean futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Soybeans Index - Excess Return provides investors with a publicly available benchmark for investment performance in the soybean markets. The S&P GSCI™ Soybeans Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Soybeans Index - Excess Return, are the designated soybean futures contracts).

S&P GSCI™ Wheat Index - Excess Return. The S&P GSCI™ Wheat Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed of CBOT wheat futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Wheat Index - Excess Return provides investors with a publicly available benchmark for investment performance in the wheat markets. The S&P GSCI™ Wheat Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Wheat Index - Excess Return, are the designated wheat futures contracts).

S&P GSCI™ Sugar Index - Excess Return. The S&P GSCI™ Sugar Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of sugar futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Sugar Index - Excess Return provides investors with a publicly available benchmark for investment performance in the sugar markets. The S&P GSCI™ Sugar Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Sugar Index - Excess Return, are the designated sugar futures contracts).

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S&P GSCI™ Corn Index - Excess Return. The S&P GSCI™ Corn Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of corn futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Corn Index - Excess Return provides investors with a publicly available benchmark for investment performance in the corn markets. The S&P GSCI™ Corn Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Corn Index - Excess Return, are the designated corn futures contracts).

S&P GSCI™ Copper Index - Excess Return. The S&P GSCI™ Copper Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of copper futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Copper Index - Excess Return provides investors with a publicly available benchmark for investment performance in the copper markets. The S&P GSCI™ Copper Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Copper Index - Excess Return, are the designated copper futures contracts).

S&P GSCI™ Aluminum Index - Excess Return. The S&P GSCI™ Aluminum Index - Excess Return is a sub-index of the S&P GSCITM-ER. It is composed entirely of aluminum futures contracts included in the S&P GSCI™-ER, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”). The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities. The S&P GSCI™ Aluminum Index - Excess Return provides investors with a publicly available benchmark for investment performance in the aluminum markets. The S&P GSCI™ Aluminum Index - Excess Return is an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the S&P GSCI™ Aluminum Index - Excess Return, are the designated aluminum futures contracts).

The S&P GSCI™—Excess Return is calculated and maintained using the same methodology utilized by S&P in calculating the S&P GSCI™. See the information set forth under “—S&P GSCITM-ER” and “—S&P GSCI™” in the accompanying prospectus supplement.

The underlying commodity indices described above are products of S&P or its affiliates (“SPDJI”), and have been licensed for use by Morgan Stanley.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  The Buffered PLUS are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in securities generally or in securities issued by Morgan Stanley affiliates particularly or the ability of the relevant index to track general market performance.  S&P Dow Jones Indices’ only relationship to Morgan Stanley with respect to the indices is the licensing of the underlying commodity indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors.  The underlying commodity indices are determined, composed and calculated by S&P Dow Jones Indices without regard to Morgan Stanley or the Buffered PLUS.  S&P Dow Jones Indices has no obligation to take the needs of Morgan Stanley or the owners of securities into consideration in determining, composing or calculating the underlying commodity indices.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of securities or the timing of the issuance or sale of securities or in the determination or calculation of the equation by which securities are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of securities. There is no assurance that investment products based on the underlying commodity indices will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE UNDERLYING COMMODITY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE BUFFERED PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE

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UNDERLYING COMMODITY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MORGAN STANLEY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

“Standard & Poor’s®,” “S&P®” and “S&P GSCITM” are trademarks of Standard and Poor’s Financial Services LLC.

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Information as of market close on February 7, 2018:

Basket Component	Bloomberg Ticker Symbol*	Weighting	Current Basket Component Level	52 Weeks Ago	52 Week High	Date of 52 Week High	52 Week Low	Date of 52 Week Low
SPGCGCP Index	SPGCGCP	15%	106.3019	101.8189	110.6199	1/25/2018	98.8816	3/15/2017
SPGCSIP Index	SPGCSIP	15%	61.51291	68.8295	71.49459	4/17/2017	59.06552	7/7/2017
SPGCSOP Index	SPGCSOP	12%	403.1867	450.1838	457.9646	2/15/2017	382.1821	6/23/2017
SPGCWHP Index	SPGCWHP	12%	7.11561	8.03895	9.55264	7/5/2017	6.34688	12/12/2017
SPGCSBP Index	SPGCSBP	12%	11.29979	17.58026	17.62442	2/8/2017	10.55723	1/18/2018
SPGCCNP Index	SPGCCNP	12%	7.201162	8.312616	8.54244	7/10/2017	6.826565	1/12/2018
SPGCICP Index	SPGCICP	11%	600.1916	517.2009	638.5991	12/28/2017	487.3734	5/8/2017
SPGCIAP Index	SPGCIAP	11%	29.80784	26.14483	31.67071	12/28/2017	26.14483	2/7/2017

* Bloomberg ticker symbols are being provided for reference purposes only. Each initial basket component value and basket component closing value will be determined based on the official settlement price published by the applicable underlying commodity index publisher.

The following graph is calculated to show the performance of the basket during the period from January 1, 2013 through February 7, 2018, assuming the basket components are weighted as set out above, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account any terms of the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, whether increases in the value of any basket component will be offset by decreases in the values of the other basket components as of any averaging date or whether the leveraged upside return will be sufficient to fully offset any negative buffered downside return . The historical performance of the basket and the degree of correlation between the basket components (or lack thereof) should not be taken as an indication of its future performance or future correlation.

Historical Basket Performance January 1, 2013 through February 7, 2018

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The following graphs set forth the daily basket component closing values of each of the basket components for each quarter in the period from January 1, 2013 through February 7, 2018. The related tables set forth the published high and low official settlement prices, as well as end-of-quarter official settlement prices, for each respective basket component for the same period. The official settlement prices on February 7, 2018 for each of the basket components are set out above. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance. We cannot give you any assurance that the basket will appreciate or not depreciate over the term of the Buffered PLUS such that you do not suffer a loss on your initial investment in the Buffered PLUS.

S&P GSCI™ Gold Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Gold Index - Excess Return	High	Low	Period End
2013
First Quarter	143.4426	133.0275	134.8317
Second Quarter	135.2711	102.2747	103.2961
Third Quarter	119.6756	102.3675	111.8216
Fourth Quarter	113.9703	100.4956	101.2281
2014
First Quarter	116.0439	103.1562	108.0170
Second Quarter	111.6939	104.6424	111.2036
Third Quarter	112.6514	101.8091	101.8091
Fourth Quarter	105.1786	102.1032	99.4247
2015
First Quarter	109.2207	96.3218	99.1888
Second Quarter	102.9049	97.8375	98.1474
Third Quarter	98.2647	90.7488	93.2231
Fourth Quarter	99.2669	87.6748	88.5602
2016
First Quarter	106.2887	89.6600	103.0832
Second Quarter	110.4870	100.9695	109.9624
Third Quarter	113.8343	108.4950	109.0663
Fourth Quarter	108.7019	93.2985	95.1070
2017
First Quarter	103.6890	95.9576	102.7752
Second Quarter	106.2992	99.8932	101.7529
Third Quarter	110.0297	99.0828	104.6227
Fourth Quarter	106.2592	100.7729	106.2592
2018
First Quarter (through February 7, 2018)	110.6199	106.3019	106.3019

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S&P GSCI™ Silver Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Silver Index - Excess Return	High	Low	Period End
2013
First Quarter	133.21040	116.07890	116.07890
Second Quarter	114.52560	75.68760	79.42853
Third Quarter	100.50940	76.43416	88.33435
Fourth Quarter	93.52260	77.36814	78.60588
2014
First Quarter	89.47494	77.59135	80.00856
Second Quarter	85.42542	75.54336	84.96139
Third Quarter	86.78522	68.59844	68.59844
Fourth Quarter	70.57714	68.55823	62.53037
2015
First Quarter	73.59814	61.43257	66.36239
Second Quarter	70.70713	61.96224	61.96224
Third Quarter	62.64625	55.79854	57.54250
Fourth Quarter	64.57776	54.11591	54.54267
2016
First Quarter	63.26035	54.32535	61.01529
Second Quarter	73.08242	58.96356	73.08242
Third Quarter	81.23714	72.62046	74.95726
Fourth Quarter	73.60745	61.08833	61.97989
2017
First Quarter	71.39958	63.60798	70.49981
Second Quarter	71.49459	61.79150	63.66823
Third Quarter	69.03996	59.06552	63.52759
Fourth Quarter	66.32759	59.35367	64.94884
2018
First Quarter (through February 7, 2018)	66.72929	61.51291	61.51291

February 2018	Page 23

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Soybeans Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Soybeans Index - Excess Return	High	Low	Period End
2013
First Quarter	451.1375	412.4492	427.5630
Second Quarter	475.2063	414.4751	449.3154
Third Quarter	500.9938	418.3621	460.3509
Fourth Quarter	485.0715	449.1939	469.7171
2014
First Quarter	537.5723	461.2676	537.5723
Second Quarter	564.2991	509.2912	509.2912
Third Quarter	505.0003	400.5894	401.9097
Fourth Quarter	464.1903	403.4500	443.8559
2015
First Quarter	458.0584	411.8842	419.9750
Second Quarter	458.4783	396.2538	458.4783
Third Quarter	455.3842	380.9053	394.2762
Fourth Quarter	403.7948	376.0909	378.7100
2016
First Quarter	399.4718	374.1778	397.1823
Second Quarter	511.7960	394.4566	507.1386
Third Quarter	500.2126	414.5720	419.5192
Fourth Quarter	460.7740	416.0845	433.4543
2017
First Quarter	464.1069	404.2311	404.2311
Second Quarter	412.2705	382.1821	400.5362
Third Quarter	437.6637	387.7409	406.1998
Fourth Quarter	419.2704	392.4199	394.4707
2018
First Quarter (through February 7, 2018)	410.2619	389.6513	403.1867

February 2018	Page 24

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Wheat Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Wheat Index - Excess Return	High	Low	Period End
2013
First Quarter	19.97619	17.09442	17.19441
Second Quarter	18.13505	16.12047	16.12047
Third Quarter	16.73930	15.37151	16.28984
Fourth Quarter	16.94407	14.18077	14.29294
2014
First Quarter	16.91073	13.02363	16.47363
Second Quarter	17.25652	13.22142	13.22142
Third Quarter	13.26721	10.53748	10.62085
Fourth Quarter	14.37559	10.64864	12.93859
2015
First Quarter	12.98247	10.54386	11.22959
Second Quarter	13.39239	10.27137	13.39239
Third Quarter	12.95196	10.02021	11.04323
Fourth Quarter	11.33398	9.98418	10.05909
2016
First Quarter	10.37477	9.45710	10.04021
Second Quarter	10.85925	9.08798	9.10843
Third Quarter	8.99087	7.56094	7.82872
Fourth Quarter	8.25229	7.34377	7.61438
2017
First Quarter	8.49617	7.58638	7.73863
Second Quarter	8.97266	7.38219	8.97266
Third Quarter	9.55264	6.88230	7.20792
Fourth Quarter	7.20390	6.34688	6.59797
2018
First Quarter (through February 7, 2018)	7.11561	6.43573	7.11561

February 2018	Page 25

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Sugar Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Sugar Index - Excess Return	High	Low	Period End
2013
First Quarter	25.93220	23.23825	23.23825
Second Quarter	23.54355	21.31108	21.81388
Third Quarter	22.77666	20.62777	22.71405
Fourth Quarter	24.41699	19.89671	20.54783
2014
First Quarter	22.50035	18.45672	21.82482
Second Quarter	21.64104	19.82628	20.39241
Third Quarter	20.23389	15.28997	16.08185
Fourth Quarter	16.64888	15.68103	14.19503
2015
First Quarter	15.56371	11.69436	11.69436
Second Quarter	13.41300	11.06982	11.95158
Third Quarter	12.11451	9.95802	11.42620
Fourth Quarter	13.82143	11.76331	13.51979
2016
First Quarter	14.90665	11.30265	13.69342
Second Quarter	18.37425	12.54365	17.77956
Third Quarter	20.17652	16.44151	19.51472
Fourth Quarter	20.20199	15.29786	16.55359
2017
First Quarter	17.97056	14.23684	14.23684
Second Quarter	14.29464	10.68628	11.56564
Third Quarter	12.48687	10.83705	11.38047
Fourth Quarter	12.47011	11.02536	12.23605
2018
First Quarter (through February 7, 2018)	12.37326	10.55723	11.29979

February 2018	Page 26

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Corn Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Corn Index - Excess Return	High	Low	Period End
2013
First Quarter	19.202300	17.639930	18.041990
Second Quarter	18.299780	16.321630	16.417290
Third Quarter	16.822290	13.547340	13.547340
Fourth Quarter	13.785150	12.585130	12.615020
2014
First Quarter	14.810430	12.316090	14.810430
Second Quarter	15.205410	12.308610	12.308610
Third Quarter	12.227780	9.134842	9.134842
Fourth Quarter	11.423050	9.149082	10.934180
2015
First Quarter	11.182060	10.007200	10.148810
Second Quarter	10.939030	9.143933	10.939030
Third Quarter	11.425060	9.101529	9.762429
Fourth Quarter	10.026790	8.827606	8.827606
2016
First Quarter	9.165947	8.533667	8.533667
Second Quarter	10.564130	8.594362	8.720928
Third Quarter	8.637418	7.297617	7.789136
Fourth Quarter	8.269088	7.726107	7.940407
2017
First Quarter	8.533990	7.865199	8.053124
Second Quarter	8.407948	7.766821	8.096193
Third Quarter	8.542440	7.070712	7.270246
Fourth Quarter	7.219083	6.841352	6.915286
2018
First Quarter (through February 7, 2018)	7.201162	6.826565	7.201162

February 2018	Page 27

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Copper Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Copper Index - Excess Return	High	Low	Period End
2013
First Quarter	733.2442	663.4630	664.1910
Second Quarter	671.9854	585.8306	593.3483
Third Quarter	649.7925	592.0277	640.0169
Fourth Quarter	647.7214	609.7532	646.0119
2014
First Quarter	648.8829	564.9805	585.4803
Second Quarter	620.2320	575.8595	620.2320
Third Quarter	633.9081	591.2552	591.2552
Fourth Quarter	607.0768	585.3780	563.8451
2015
First Quarter	559.7457	484.2096	542.7630
Second Quarter	581.5243	506.7701	516.7262
Third Quarter	519.0582	443.4925	463.8397
Fourth Quarter	477.6143	404.3140	423.3312
2016
First Quarter	456.7764	389.0565	437.0319
Second Quarter	455.3627	405.9563	436.4320
Third Quarter	447.9582	413.3961	436.2797
Fourth Quarter	532.3357	414.9959	494.9915
2017
First Quarter	545.0391	491.6798	520.3733
Second Quarter	526.6173	487.3734	526.4176
Third Quarter	608.8594	515.4128	570.3877
Fourth Quarter	638.5991	571.4688	634.6296
2018
First Quarter (through February 7, 2018)	630.6163	600.1916	600.1916

February 2018	Page 28

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

S&P GSCI™ Aluminum Index - Excess Return Daily Official Settlement Prices January 1, 2013 through February 7, 2018

S&P GSCI™ Aluminum Index - Excess Return	High	Low	Period End
2013
First Quarter	38.88142	33.72397	33.72397
Second Quarter	34.33445	30.50012	30.63979
Third Quarter	33.15477	29.99531	31.04135
Fourth Quarter	31.63982	28.70048	29.50077
2014
First Quarter	29.72720	27.20076	28.56211
Second Quarter	30.33308	27.89328	29.81009
Third Quarter	33.05785	29.76647	30.48954
Fourth Quarter	32.43977	29.37073	28.60219
2015
First Quarter	29.14891	26.84376	27.44771
Second Quarter	30.27838	25.37639	25.37639
Third Quarter	25.94813	22.71497	23.38215
Fourth Quarter	23.77283	21.23305	22.21695
2016
First Quarter	23.46289	21.33865	22.21779
Second Quarter	24.59741	21.93134	24.01956
Third Quarter	24.49789	22.51834	24.09606
Fourth Quarter	25.54097	23.18043	24.28527
2017
First Quarter	28.13252	24.15596	27.98966
Second Quarter	27.94679	26.33203	27.14383
Third Quarter	30.39335	26.65199	29.29597
Fourth Quarter	31.67071	27.80850	31.43496
2018
First Quarter (through February 7, 2018)	31.37255	29.74322	29.80784

February 2018	Page 29

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Additional Information About the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:	If, due to a market disruption event or otherwise, the final averaging date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final averaging date as postponed, by which date the basket return and the average basket return will have been determined.
Valuation dates:	All references to “valuation dates” or related terms in the accompanying prospectus supplement for PLUS shall be deemed to refer to averaging dates when read in conjunction with this document.
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and the discussion below regarding an Early Fixing Event, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the payment at maturity is determined by reference to the value of the underlying commodity indices on the valuation dates, it is possible that the payment at maturity could become subject to a minimum level that equals or exceeds the issue price, prior to the final valuation date (an “Early Fixing Event”). Upon an Early Fixing Event, it is possible that a holder would be treated as exchanging each of its Buffered PLUS for instruments treated as debt for U.S. federal income tax purposes. If this treatment applied, a U.S. Holder might be required to recognize any gain on the Buffered PLUS, and the U.S. Holder’s tax consequences of holding the Buffered PLUS after the Early Fixing Event would likely be significantly affected. In particular, a U.S. Holder would likely be required to recognize ordinary interest income on the Buffered PLUS in advance of their retirement or earlier disposition even though there is no payment on the Buffered PLUS prior to the maturity, and any gain upon disposition thereafter would likely be treated as ordinary income. Furthermore, if the Buffered PLUS were treated as debt instruments after an Early Fixing Event, a Non-U.S. Holder would generally be required to fulfill certain certification requirements in order to avoid being subject to U.S. federal withholding tax in respect of the Buffered PLUS. See “United States Federal Income Taxation – Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement for PLUS for information regarding the certification requirement if a Buffered PLUS were treated as debt instruments. Due to the lack of governing authority, our tax counsel is unable to opine as to the consequences to a holder of Buffered PLUS upon an Early Fixing Event. You should consult your tax advisor regarding the consequences of an Early Fixing Event.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the

February 2018	Page 30

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	MSCG and its successors
Use of proceeds and hedging:

The proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued. The costs of the Buffered PLUS borne by you and described on page 3 above comprise the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components or the commodities that underlie the basket components listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial basket component values of the basket components and, therefore, could increase the levels at which the basket components must close on the averaging dates, including the final averaging date, so that investors do not suffer a loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Buffered PLUS, including on the averaging dates, by purchasing and selling swaps, futures or options contracts on the commodities that underlie the basket components or positions in any other available instruments that we may wish to use in connection with such hedging activities, including by selling any such instruments during the term of the Buffered PLUS. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. We cannot give any assurance that our hedging activities will not affect the value of the basket, including on the averaging dates and the final averaging date, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA

February 2018	Page 31

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Buffered PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the

February 2018	Page 32

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Buffered PLUS Based on the Performance of a Basket of Eight Commodity Indices due February   , 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.
Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information concerning plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of PLUS, it will determine the economic terms of the Buffered PLUS such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement for PLUS dated November 16, 2017

Prospectus dated November 16, 2017

Terms used in this document are defined in the prospectus supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

February 2018	Page 33